Exhibit 99.1

SMTC Reports First Quarter Results

  Reports first quarter results of $72.5 million in revenue, $4.3 million in adjusted EBITDA and $0.18 adjusted EPS. Adjusted EPS is GAAP EPS excluding the effect of restructuring charges relating to the integration of the ZF Array Technology acquisition
  Maintains guidance for remainder of fiscal 2012 of $14-$16 million adjusted EBITDA, $250-$270 million revenues and $0.53 - $0.65 EPS
  Completes integration of ZF Array acquisition, expects full synergies commencing Q2

TORONTO, May 9, 2012 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX) (TSX:SMX) ("SMTC"), a recognized global electronics manufacturing services provider, announces today 2012 first quarter unaudited results.

Revenue for the quarter was $72.5 million, a 29% increase over the first quarter of 2011, and a slight increase over fourth quarter 2011 revenue due to increased demand from both existing and new customers. Gross margins were 10.4% including unrealized gains from foreign currency forward contracts of $462 thousand. Debt levels increased during the quarter to fund the higher working capital necessary to meet the strong demand levels forecasted for Q2. Adjusted EBITDA was $4.3 million, versus $2.3 million generated in the first quarter 2011, and a slight increase over the fourth quarter 2011.

Co-Chief Executive Officer Claude Germain stated, "Revenue for the quarter was at its highest level since the fourth quarter of 2006. For the balance of 2012, we anticipate continued strong top and bottom line performance in line with our previously announced guidance."

"Over the next few quarters we expect to leverage our fixed cost infrastructure as we grow to further improve gross margins, and to effectively manage working capital and reduce our debt through free cash generation," stated Co-Chief Executive Officer, Alex Walker.

The Company is holding an earnings call today at 5:00 p.m. EDT. Those wishing to listen to the teleconference should access the webcast at the investor relations section of SMTC's website www.smtc.com (http://www.smtc.com/).   A rebroadcast of the webcast will be available on SMTC's website following the teleconference.

Members of the investment community wishing to ask questions during the teleconference may access the teleconference by dialing 877.878.2794 or 615.800.6849 ten minutes prior to the scheduled start time.

Adjusted EBITDA and adjusted EPS are non-GAAP measures. Adjusted EBITDA is computed as net income from continuing operations excluding depreciation, restructuring charges, loss on extinguishment of debt, acquisition expenses, interest and income tax expense. Adjusted EPS is GAAP EPS excluding the effect of restructuring charges relating to the integration of the ZF Array Technology acquisition. SMTC Corporation has provided in this release non-GAAP calculations of adjusted EBITDA and adjusted EPS as supplemental information regarding the operational performance of SMTC Corporation's core business. Management uses these non-GAAP financial measures internally in analyzing SMTC Corporation's financial results to assess operational performance and liquidity as well as to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies. SMTC Corporation believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing SMTC Corporation's performance and when planning, forecasting and analyzing future periods. SMTC Corporation believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use them to help assess the health of our business. Non-GAAP measures are subject to material limitations as these measures are not in accordance with or an alternative for, Generally Accepted Accounting Principles and may be different from non-GAAP measures used by other companies. Because of these limitations, investors should consider adjusted EBITDA and adjusted EPS along with other financial performance measures, including revenue, net income and SMTC Corporation's financial results presented in accordance with GAAP.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes," "expect," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others discussed in the Company's most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, and Mexico, and a partnering relationship in China, with more than 1,800 full-time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/).

The SMTC Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9800

Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
	Three months ended

(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	April 1, 2012	April 3, 2011

Revenue	$ 72,457	$ 56,323
Cost of sales	64,932	51,209
Gross profit	7,525	5,114
Selling, general and administrative expenses	3,969	3,513
Restructuring charges	451	364
Operating earnings	3,105	1,237
Interest expense	463	286
Earnings before income taxes	2,642	951
Income tax expense (recovery)
Current	253	227
Deferred	(46)	(21)
	207	206
Net earnings, also being comprehensive income	$ 2,435	$ 745

Basic earnings per share	$ 0.15	$ 0.05
Diluted earnings per share	$ 0.15	$ 0.05

Weighted average number of shares outstanding
Basic	16,228,666	15,955,281
Diluted	16,350,977	16,289,750

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	April 1, 2012	January 1, 2012
Assets

Current assets:
Cash	$ 2,117	$ 2,635
Accounts receivable - net	42,466	37,904
Inventories	54,958	52,648
Prepaid expenses	2,472	1,638
Current portion of deferred income taxes	278	278
	102,291	95,103
Property, plant and equipment	16,702	15,355
Deferred financing costs	812	916
Deferred income taxes	2,968	2,922
	$ 122,773	$ 114,296
Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 42,337	$ 46,352
Accrued liabilities	9,277	10,164
Income taxes payable	48	367
Current portion of long-term debt	3,705	4,014
Current portion of capital lease obligations	1,305	1,449
	56,672	62,346

Long-term debt	26,443	15,233
Capital lease obligations	2,362	2,150

Shareholders' equity:
Capital stock	4,866	5,631
Additional paid-in capital	258,642	257,583
Deficit	(226,212)	(228,647)
	37,296	34,567
	$ 122,773	$ 114,296

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended
(Expressed in thousands of U.S. dollars)
Cash provided by (used in):	April 1, 2012	April 3, 2011
Operations:
Net earnings	$ 2,435	$ 745
Items not involving cash:
Depreciation	752	663
Unrealized gain on derivative financial instrument	(462)	--
Deferred income taxes	(46)	(21)
Non-cash interest	104	56
Stock-based compensation	101	55
Change in non-cash operating working capital:
Accounts receivable	(4,562)	(830)
Inventories	(2,310)	(702)
Prepaid expenses	(834)	262
Income taxes payable	(319)	(24)
Accounts payable	(4,015)	(3,012)
Accrued liabilities	(425)	(3,975)
	(9,581)	(6,783)
Financing:
Increase in revolving debt	12,136	8,339
Repayment of long-term debt	(1,235)	--
Principal payment of capital lease obligations	(502)	(456)
Proceeds from sale and leaseback	170	--
Proceeds from issuance of common stock	193	263
	10,762	8,146
Investing:
Purchase of property, plant and equipment	(1,699)	(119)
	(1,699)	(119)
Increase (decrease) in cash	(518)	1,244
Cash, beginning of period	2,635	933
Cash, end of the period	$ 2,117	$ 2,177

Supplementary Information:
Reconciliation of Adjusted EBITDA

	Three months ended
	April 1, 2012	April 3, 2011
Net earnings	$ 2,435	$ 745
Add:
Interest	463	286
Income tax expense	207	206
Depreciation	752	663
Restructuring charges	451	364
Adjusted EBITDA	4,308	2,264
CONTACT: Alex Walker
         President and Co-Chief Executive Officer, SMTC Corporation
         (905) 413.1190
         Email: investorrelations@smtc.com